MEMC ELECTRONIC MATERIALS, INC.
RESTRICTED STOCK AGREEMENT

1995 Equity Incentive Plan

THIS AGREEMENT is effective on the Retirement Date as defined in the Retirement Agreement between MEMC Electronic Materials, Inc. (the "Company") and Klaus von Hörde ("Mr. von Hörde").

WHEREAS, the Company has adopted and maintains the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan (the "Plan") to promote the interests of the Company and its stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company or one of its affiliates and to improve the growth and profitability of the Company;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and the Retirement Agreement between the Company and Mr. von Hörde, the parties hereto hereby agree as follows:

Grant of Restricted Stock. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to Mr. von Hörde 198,744 shares of Common Stock (the "Restricted Stock") as a Restricted Stock Award.

Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the MEMC Compensation and Nominating Committee (the "Committee"), shall govern. All capitalized terms used herein shall have the meaning given to such terms in the Plan. Mr. von Hörde has the right to receive a copy of the Plan upon request.

Terms and Conditions of Restricted Stock. The Restricted Stock shares evidenced hereby are subject to the following terms and conditions:

(a) Lapse of Forfeiture Restrictions (Vesting). All forfeiture restrictions on Restricted Stock shares granted to Mr. von Hörde shall lapse (i.e., the Restricted Stock shall vest) as of the earlier of January 1, 2003 or the first day of the calendar year after which Mr. von Hörde has notified MEMC in writing that he has repatriated to Germany.

All forfeiture restrictions on all Restricted Stock shares granted to Mr. von Hörde shall lapse upon the death of Mr. von Hörde.

The period between the Grant Date and the lapse of all forfeiture restrictions shall hereinafter be referred to as the "Restriction Period."

Limitation on Transfer. Prior to the vesting date of a share of Restricted Stock, such share of Restricted Stock shall not be transferable under any circumstances and no transfer of Mr. von Hörde's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest in Mr. von Hörde with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by Mr. von Hörde and the transfer shall be of no force or effect.

Shareholder Rights. Mr. von Hörde shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares of Restricted Stock shall be treated as additional shares under this Restricted Stock Agreement and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

Issuance of Certificate. As soon as practicable following the lapse of all forfeiture restrictions with respect to any shares of Restricted Stock shares of Common Stock shall be transferred to Mr. von Hörde in the name of a nominee in an account for Mr. von Hörde, or at the request of Mr. von Hörde, in the form of a certificate. Except for dividends, if any, payable to shareholders generally, Mr. von Hörde has no right to receive any payment in cash from the Company or an Affiliate with respect to Restricted Stock shares, either before or after such shares vest.

The Company may register shares of Restricted Stock with respect to which the Restriction Period shall not have lapsed in the name of a nominee or hold such shares in any custodial arrangement.

Tax Withholding. The Company shall not be obligated to transfer any shares of stock until Mr. von Hörde pays to the Company in cash, or any other form of property, including stock, acceptable to the Company, the amount required to be withheld from the wages of Mr. von Hörde with respect to such shares. The Company also shall withhold from dividends any amount required to be withheld by any governmental entity.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

Participant Acknowledgment. By accepting the Restricted Stock shares, Mr. von Hörde hereby acknowledges that this Award is granted in consideration and recognition of past services rendered and in exchange for Mr. von Hörde's promises and obligations in the Retirement Agreement. Mr. von Hörde hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive.

Amendment. This Agreement may be amended by mutual consent of the parties hereto by written agreement.

MEMC ELECTRONIC MATERIALS, INC.

By: /s/ Margaret B. Stonum

Name: Margaret B. Stonum Title: Director, Employee Relations
/s/ Klaus R.von Horde

Name: Klaus R. von Hörde